Exhibit 99.1

Defense Technologies International Corp.
Appointments to Advisory Board of Subsidiary - PSSI

Las Vegas, Nevada--(Newsfile Corp. – June 05, 2018) – Defense Technologies International Corp. (OTCPinks: DTII) (The Company) is pleased to announce the following appointments to the Advisory Board and Management Team of the Company's subsidiary 'Passive Security Scan Inc.' (PSSI)
The Company appoints:

Public Relations Director, Michele Mase, holds a Bachelor of Arts in Organizational Communications at Rollins College, Winter Park, Florida. She achieved a position on the Presidential Advisory Board at Heritage International, a direct sales company. Mrs. Mase attained top leadership, breaking multiple sales records for Forever Green, Provo, Utah. She is with NuSkin Enterprises International from 2009 to the present and reached the highest sales position within 6 months, breaking untold sales benchmarks. NuSkins operation cover over 33 countries.
Prior to entering a Public Relations and Sales career, Mrs. Mase acquired a Commercial Pilot License with both, Instrument and Multi-Engine rating. She flew corporate jets as an air ambulance pilot, flying American accident victims out of South- and Central- America and the Caribbean, logging near 1,000 hours of Jet time. Logging another 1000 hours for Ambrion Aviation out of Luton, England, Mrs. Mase flew corporate charters to most European countries as well as Trans-Atlantic flights to America and Canada.

Mrs. Mase, a gifted public relations and sales representative with a very impressive record will help turn the 'Passive Security Scan' into a household word across the United States and many other countries.

Marketing Director – Luke A. Hillbery, senior sales trainer for an Inc. 5000 company, Mr. Hillbery has been in sales and marketing most of his life. Mr. Hillbery studied the foundations of engineering at the State College of Florida, achieving a 3.93 GPA. In 2010, he was part of a team placing bio photonic scanners in a variety of medical practices. This involved much cold-calling and setting optimal sales meetings.

Mr. Hillbery began working for a sales franchise thereafter and took over a managerial role. He recruited, trained, and managed teams of sales people, and took over the local franchise.

Mr. Hillbery relocated to Austin, Texas, where he established many connections in the school sales industry.

"The EU has recently banned active (x-ray) metal detectors in airports and is beginning to include other public buildings as well. I believe the USA will soon follow. In the USA alone, there are over 20,000 public school districts, with an average of 15 schools per district. This figure does not include private schools, universities, or other education buildings. The Passive Portal Unit has the potential use in schools, stadiums, events, public buildings and office buildings- the market is hugely untapped for a unit that is so safe and competitively priceable" says Mr. Hillbery.

Both, Michele Mase and Luke Hillbery belief that it is 'prime-time' for the Passive Scan Technology, as there is heightened concern for safety and security in schools and in the potential dangers of radiation.

"I am delighted to welcome Michele and Luke to our Team" said Merrill Moses, Defense Technologies International Corp.'s President and CEO. "Each individual brings both a strong experience background and expertise to our party... valuable in beginning and expanding our Public Relations and Marketing territory. As Advisors and Members of the Management Team, they should be an integral part in bringing the 'Passive Portal' successfully to market".

The "Passive Portal" technology is based on the 'Earth Magnetic Fields' with no emissions to harm our children's bodies and is therefore extremely safe to any person passing through the 'Passive Portal'. The Passive Portal system uses highly developed field sensing technology using patented methods to sense and pin point the location of items detected.

We are pleased to present the Company's Subsidiary's Video Production about the "Passive Portal" Project.
Please view the VIDEO at:  YouTube

Forward-Looking Statements
This news release contains certain statements that may be deemed "forward-looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. Except as required by law, the Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.

Contact:
Defense Technologies International
Merrill W. Moses,
President & CEO
Phone: 800 520-9485
Email: dtii@defensetechnologiesintl.com